                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          CPI ALLOWANCE MANAGEMENT, LLC

     This  LIMITED  LIABILITY  COMPANY  AGREEMENT  (the  "Agreement"),   of  CPI
Allowance Management, LLC, a Delaware limited liability company (the "Company"), is entered into by The Cincinnati Gas & Electric Company (the "Member"), an Ohio
Corporation, as the sole member of the Company;

                                    RECITALS
                                    --------

     WHEREAS,  the Company was formed on November  28, 2001,  by an  "authorized person"  within the meaning of the Delaware  Limited  Liability  Company Act (as amended from time to time, the "Act");

     WHEREAS,  in  accordance  with  Section  18-201  (d) of the Act,  it is the intention  of the  Member  that the  Agreement  be  effective  as of the date of formation, November 28, 2001;

     WHEREAS,  the Member holds the sole limited  liability  company interest in the Company as of November 28, 2001; and

     WHEREAS,  the Member desires to set forth its understandings  regarding its rights, obligations and interests with respect to the affairs of the Company and the conduct of its business.

     NOW,  THEREFORE,  in  consideration  of the agreements and  obligations set forth  herein and for other good and  valuable  consideration,  the  receipt and sufficiency  of which are  hereby  acknowledged,  the  Member  hereby  agrees as follows:

                                    ARTICLE I

                                   Definitions

     Section 1.1 Definitions.  Capitalized  terms used but not otherwise defined herein shall have the meanings assigned to them in the Act.

                                   ARTICLE II

                               General Provisions

     Section  2.1  Company  Name.  The  name  of the  Company  is CPI  Allowance
Management,  LLC. The business of the Company may be conducted  upon  compliance with all applicable laws under any other name designated by the member(s).

     Section 2.2 Registered Office; Registered Agent.

          (a) The Company  shall  maintain a  registered  office in the State of
     Delaware at, and the name and address of the Company's  registered agent in the State of Delaware is,  Corporation  Trust Company,  1209 Orange Street,
     Wilmington, Delaware, 19801.

          (b) The  business  address of the Company is 139 East  Fourth  Street,
     Cincinnati, Ohio, 45202, or such other place as the Member shall designate.

     Section 2.3 Nature of Business Permitted;  Powers. The Company may carry on any lawful business, purpose or activity; including, but not limited to, buying, selling, holding and managing emission allowances. The Company shall possess and may  exercise all the powers and  privileges  granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

     Section  2.4  Business  Transactions  of a  Member  with  the  Company.  In accordance  with Section 18-107 of the Act, a member may transact  business with the  Company  and,  subject to  applicable  law,  shall have the same rights and obligations with respect to any such matter as a person who is not a member.

     Section 2.5 Fiscal Year. The fiscal year of the Company (the "Fiscal Year")
for financial statement purposes shall end on December 31 of each year.

     Section 2.6 Effective  Date. In accordance  with Section  18-201 (d) of the
Act, it is the intention of the Member that the Agreement be effective as of the date of formation, November 28, 2001.

                                   ARTICLE III

                                    Member(s)

     Section 3.1 Member.  The name and the business  address of the Member is as follows:

           Name                                               Address

  The Cincinnati Gas & Electric Company                139 East Fourth Street
                                                       Cincinnati, Ohio  45202

     Section 3.2  Admission of Member(s).  The Member is hereby  admitted to the
Company in respect of an Interest (as defined in Section 3.3), which is the sole
Interest  outstanding as of the effective time of this Agreement.  New member(s)
shall be admitted  only with the  approval of the Member.  The Member or members shall serve  without  compensation  from the Company,  and the Member or members shall bear the cost of its participation in meetings and other activities of the
Company.

     Section 3.3 Interests.

          (a) The Company shall be authorized to issue a single class of limited liability  company interest (as defined in the Act, the "Interest"),  which shall include any and all benefits to which the holder of such Interest may be  entitled  pursuant to this  Agreement  and the Act,  together  with all obligations  of such person to comply with the terms and provisions of this
     Agreement  and the Act.  Interests  may,  but need not be,  evidenced  by a certificate of limited liability company interest issued by the Company.

          (b) The Interests  shall be deemed  securities for purposes of Section
     8-102(c) of the Uniform Commercial Code.

     Section 3.4 Liability of Member(s).

          (a) All debts,  obligations  and  liabilities of the Company,  whether arising  in  contract,  tort or  otherwise,  shall  be  solely  the  debts, obligations  and  liabilities  of the  Company,  and  no  member  shall  be obligated  personally  for any such debt,  obligation  or  liability of the
     Company solely by reason of being a member of the Company.

          (b) Except as otherwise  expressly required by law, a member shall not have any liability in excess of (i) the amount of its capital  contribution to the Company,  (ii) its share of any assets and undistributed  profits of the Company, (iii) its obligation to make other payments, if any, expressly provided for in this Agreement or any amendment  hereto and (iv) the amount of any distributions wrongfully distributed to it.

     Section 3.5 Access to and Confidentiality of Information; Records.

          (a) Any member  shall have the right to obtain from the  Company  from time to time upon reasonable demand for any purpose  reasonably  related to the member's  interest as a member of the Company,  the documents and other information described in Section 18-305(a) of the Act.

          (b) Any demand by a member pursuant to this Section 3.5(a) shall be in writing and shall state the purpose of such demand.

     Section 3.6 Meetings of Member(s).

          (a) An Annual  Meeting of the  member(s)  shall be held once a year on such date as the members shall  designate.  Member(s) may  participate in a
     meeting  by  means  of  conference  telephone  or  similar   communications
     equipment  by means of which all persons  participating  in the meeting can hear each  other,  and  participation  in a  meeting  by such  means  shall constitute presence in person at such meeting.

          (b) Special Meetings of the member(s) may be called for any purpose or purposes, at any time, by any member or by the Board of Managers. Member(s)
     may  participate in a special  meeting by means of conference  telephone or
     similar   communications   equipment   by  means  of  which   all   persons
     participating  in the meeting can hear each other,  and  participation in a special meeting by such means shall  constitute  presence in person at such meeting.

          (c) Except as otherwise  provided by law, if additional  member(s) are admitted,  a majority of the  member(s),  determined in proportion to their respective interests in the Company,  entitled to vote at the meeting shall constitute a quorum at all meetings of the member(s).

          (d) Any  action  required  to or which  may be taken at a  meeting  of member(s) may be taken without a meeting,  without prior notice and without a vote,  if a consent or consents in writing,  setting  forth the action so taken,  shall be signed by all member(s).  Any such written  consent may be executed in two or more  counterparts,  each of which shall be deemed to be an original, but all of which shall constitute one and the same document.

     Section 3.7 Notice.  Meetings of the  member(s)  may be held at such places and at such times as the member(s) may from time to time  determine.  Any member may at any time call a meeting  of the  member(s).  Written  notice of the time, place,  and purpose of such meeting  shall be served by  registered or certified prepaid,  first class mail, via overnight  courier using a nationally  reputable courier,  or by fax or cable,  upon each  member and shall be given at least two
(2) business days prior to the time of the meeting.  No notice of a meeting need be given to any member if a written waiver of notice,  executed  before or after the meeting by such member thereunto duly authorized,  is filed with the records of the  meeting,  or to any member who attends the  meeting  without  protesting prior thereto or at its  commencement the lack of notice to him or her. A waiver of notice need not specify the purposes of the meeting.

     Section 3.8  Withdrawals  and Removals of Member(s).  No member may resign, withdraw or be removed as a member of the Company without the written consent of all of the member(s).

                                   ARTICLE IV

                                   Management

     Section  4.1  General.  Subject  to the  provisions  of  the  Act  and  any limitations in this Agreement as to action required to be authorized or approved by the Member,  the business and affairs of the Company shall be managed and all its powers shall be exercised by or under the  direction of a Board of Managers.
Without  prejudice to such general powers,  but subject to the same limitations, it is hereby  expressly  declared  that the  Board of  Managers  shall  have the following powers:

          (1)  To conduct,  manage and control the  business  and affairs of the
               Company  and to make such  rules and  regulations  therefore  not inconsistent with law or this Agreement, as the Board of Managers shall deem to be in the best interest of the Company;

          (2)  To borrow  money and incur  indebtedness  for the purposes of the
               Company and to cause to be executed and delivered  therefore,  in the Company's name, promissory notes, bonds, debentures, deeds of trust, mortgages,  pledges,  hypothecations or other evidences of debts and securities therefore;

          (3)  To  designate  an  executive   and/or  other   committees,   each
               consisting of two or more members of the Board of Managers  (each a "Managers"), to serve at the pleasure of the Board of Managers, and  to  prescribe  the  manner  in  which  proceedings  of  such committees shall be conducted; and

          (4)  To acquire real and personal property,  arrange financing,  enter into  contracts  and  compete  all other  arrangements  needed to effectuate the business of the Company.

     Section 4.2 The Board of Managers.

          (a) Duties. The Board of Managers shall be obligated to devote only as much of  their  time to the  Company's  business  as  shall  be  reasonably required in light of the Company's business and objectives. A Manager shall perform his or her duties in good faith,  in a manger he or she believes to be in the best interest of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

          (b) Board  Composition.  The Member shall initially  appoint three (3)
     Managers to the Board of Managers.

          (c) Term;  Removal and  Vacancies.  Each Manager shall serve until the earlier of his or her removal,  resignation,  death or retirement. Upon the removal, resignation,  death or retirement of a Manager, or the vacation of office by a Manger for any reason,  his or her successor shall be nominated and elected by the same member as originally  proposed the former  Manager.
     If a new office of Manager shall be created,  the Board of Managers  shall, by majority vote, appoint a new Manager.  Any Manager may resign his or her office  at any time by  delivering  a written  resignation  to the Board of
     Managers.  Unless a later date is specified,  such  resignation  shall take effect  thirty (30) calendar days from the date of delivery to the Board of
     Managers.

          (d) Restrictions on the Board of Managers. The Board of Managers shall not: (i) do any act in contravention of any applicable law or regulation or provision of this Agreement; (ii) possess Company property for other than a
     Company  purpose;  or (iii) admit any new  member(s)  without the unanimous consent of existing  members or without  compliance  with the provisions of this Agreement.

          (e) Meetings; Notice. Meetings of the Board of Managers may be held at such  places  and at such times as the Board of  Managers  may from time to time determine,  and if so determined by a quorum of the Board of Managers, no advance  notice of the meeting  need be given.  Meetings of the Board of
     Managers may be called at any time by any two (2)  Managers.  Unless notice is otherwise not required  pursuant to this subsection (e),  written notice of the  time,  place  and  purpose  of such  meeting,  shall be  served  by registered or certified, prepaid, first-class mail, or by fax or cable upon each  member  of the  Board  of  Managers  and  shall  be  given  at  least twenty-four (24) hours prior to the time of the meeting.  No notice need be given to any  Manager  if a written  waiver of notice,  executed  before or after the meeting by such Manager thereunto duly authorized,  is filed with the  records of the  meeting,  or to any  Manager  who  attends the meeting without  protesting prior thereto or at its commencement the lack of notice to him. A waiver of notice need not specify the purpose of the meeting.

          (f)  Meetings;  Electronic  Communications.  Meetings  of the Board of
     Managers  shall be held on such dates as the Board of Managers shall agree.
     Members of the Board of Managers,  or of any  committee  designated  by the
     Board of Managers,  may  participate in a meeting of such Board of Managers or committee  by means of  conference  telephone or similar  communications equipment  by means of which all persons  participating  in the meeting can hear each  other,  and  participation  in a  meeting  by such  means  shall constitute presence in person at such meeting.

          (g) Quorum and Voting.  A majority of the Managers shall  constitute a quorum  for the  transaction  of  business  at a  meeting  of the  Board of
     Managers.  Each  Manager  shall  have one (1) vote.  Action by the Board of
     Managers must be authorized by the unanimous  vote of the Managers  present at the meeting.

          (h) Action  Without a Meeting.  Any action which is required to be, or which may be, taken at any annual, regular, or special meeting of the Board of Managers or  otherwise,  may be taken  without a meeting,  without prior notice and without a vote if a consent in writing, setting forth the action so taken,  shall be signed by all the  Managers  then in  office.  Any such written consent may be executed in two or more counterparts,  each of which shall be deemed to be an original,  but all of which shall  constitute  one and the same document.

          (i)  Delegation of Powers.  Subject to any limitation set forth in the
     Act, the Board of Managers may delegate any of its powers to  committees or to officers  consisting  of persons who may or may not be  Managers.  Every officer or  committee  shall,  in the  exercise of the power so  delegated, comply  with any  restrictions  that may be imposed on them by the Board of
     Managers.

     Section 4.3 Officers.

          (a) Election,  Term of Office.  Officers shall be elected by the Board of  Managers  from  time  to  time  for the  designation  of the  Company's day-to-day activities.  Except as provided in paragraphs (b) or (c) of this
     Section  4.3,  each officer  shall hold office  until his or her  successor shall have been chosen and qualified.  Any two offices, except those of the
     President and the Secretary, may be held by the same person, but no officer shall  execute,  acknowledge  or  verify  any  instrument  in more than one capacity if such  instrument  is required  by law or this  Agreement  to be executed, acknowledged or verified by any two or more officers.

          (b)  Resignations  and  Removals.  Any  officer  may resign his or her office  at any time by  delivering  a written  resignation  to the Board of
     Managers.  Unless otherwise specified therein,  such resignation shall take effect  upon  delivery.  Any  officer  may be removed  from  office with or without cause by the Board of Managers.

          (c) Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death,  resignation,  removal,  disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Managers.

          (d) Conduct of Business.  Subject to the provisions of this Agreement, the  day-to-day  operations of the Company shall be managed by its officers as  directed  by the Board of Managers  and such  officers  shall have such authority  and  exercise  such powers and  perform  such duties as shall be determined  from  time to time by the  Managers  and shall  enter  into all commitments and take such other actions in connection with the business and operations of the Company as they deem appropriate and as are authorized by the Board of Managers. Such officers shall perform their duties in a manner consistent  with this Agreement and with  directions that may be given from time to time by the Board of Managers.

          (e)  President.  Subject  to the  further  directives  of the Board of
     Managers,  the  President,  if one is  designated,  shall have  general and active management of the business of the Company subject to the supervision of the Board of Managers,  shall see that all orders and resolutions of the
     Board of Managers and member(s) are carried into effect and shall have such additional  powers and authority as are specified by the provisions of this
     Agreement and the Board of Managers.

          (f) Vice Presidents. Subject to the further directives of the Board of
     Managers, the Vice Presidents, if any are designated, in the order of their seniority,  unless  otherwise  determined  by the Managers,  shall,  in the absences or  disability of the  President,  perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other  authority  and powers as the Managers may from time to time prescribe.

          (g)  Secretary.  The  Secretary  shall  attend  all  meetings  of  the member(s)  and record all the  proceedings  of the meetings and all actions taken  thereat in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given,  notice of all meetings of the  member(s),  and shall perform  such other duties as may be  prescribed  by the Board of Managers.
     The  Assistant  Secretary,  if there be one,  shall,  in the absence of the
     Secretary or in the event of the Secretary's  inability to act, perform the duties and  exercise  the powers of the  Secretary  and shall  perform such other  duties and have such other  powers as the Board of Managers may from time to time prescribe.

          (h) Treasurer. The Treasurer, if one is designated, shall have custody of the  Company's  funds and  securities  and shall keep full and  accurate accounts and records of receipts,  disbursements and other  transactions in books  belonging  to the  Company,  and shall  deposit all moneys and other valuable  effects  in the name and to the  credit  of the  Company  in such depositories  as may be designated  from time to time by the Managers.  The
     Treasurer  shall disburse the funds of the Company as may be ordered by the
     Managers,  taking proper vouchers for such disbursements,  and shall render the  President and the  Managers,  when so directed,  an account of all his transactions  as Treasurer and of the  financial  condition of the Company.
     The Treasurer shall perform such other duties and have such other powers as the Managers may from time to time prescribe.  If required by the Managers, the  Treasurer  shall give the Company a bond of such type,  character  and amount as the Managers may require.  The Assistant  Treasurers,  if any are designated, in the order of their seniority, unless otherwise determined by the Managers, shall, in the absence or disability of the Treasurer, perform the duties and exercise  the powers of the  Treasurer.  They shall  perform such other  duties and have such other powers as the Managers may from time to time prescribe.

          (i)  Other  Officers.  The  Board of  Managers  from  time to time may appoint  such other  officers or agents as it may deem  advisable,  each of whom  shall  have  such  title,  hold  office  for such  period,  have such authority and perform such duties as the Board of Managers may determine in its sole  discretion.  The Board of Managers from time to time may delegate to one or more officers or agents the power to appoint any such officers or agents and prescribe their respective rights, terms of office,  authorities and duties.

          (j)  Officers as Agents;  Authority.  The  officers,  to the extent of their powers set forth in this  Agreement  and/or  delegated to them by the
     Board of  Managers,  are agents and managers of the Company for the purpose of the  Company's  business,  and the  actions  of the  officers  taken  in accordance with such powers shall bind the Company.

     Section 4.4 Reliance by Third  Parties.  Any person or entity  dealing with the Company may rely upon a  certificate  signed by the Secretary of the Company as to

          (a) the persons who or entities  which are  authorized  to execute and deliver any instrument or document of or on behalf of the Company, and

          (b) the  persons  who or  entities  which are  authorized  to take any action or  refrain  from  taking  any  action as to any  matter  whatsoever involving the Company.

     Section 4.5 Expenses.  Except as otherwise provided in this Agreement,  the
Company shall be responsible  for and shall pay all expenses out of funds of the
Company  determined  by the Board of Managers to be available  for such purpose, provided that such  expenses are those of the Company or are otherwise  incurred by the  member(s)  or Managers in  connection  with this  Agreement,  including, without limitation:

          (a) all  expenses  related  to the  business  of the  Company  and all routine administrative  expenses of the Company,  including the maintenance of books and records of the Company,  the  preparation  and dispatch to any member(s) of checks,  financial  reports,  tax returns and notices required pursuant  to this  Agreement  or in  connection  with  the  holding  of any meetings of the member(s);

          (b) all  expenses  incurred  in  connection  with  any  litigation  or arbitration  involving the Company (including the cost of any investigation and  preparation)  and the amount of any  judgment  or  settlement  paid in connection therewith;

          (c) all expenses for indemnity or contribution  payable by the Company to any person;

          (d) all expenses incurred in connection with the collection of amounts due to the Company from any person;

          (e) all  expenses  incurred  in  connection  with the  preparation  of amendments to this Agreement; and

          (f) expenses incurred in connection with the liquidation,  dissolution and winding up of the Company.

                                    ARTICLE V

                                     Finance

     Section  5.1 Form of  Contribution.  The  contribution  of a member  to the
Company  must be in cash or  property,  provided  that if there is more than one member, all member(s) must consent in writing to contributions of property.  The members may make  additional  contributions  in the future in the amounts and to the extent the Board of Managers determines.

                                   ARTICLE VI

                    Allocations, Distribution and Withholding

     Section  6.1  Allocations.  The Net  Profit  and Net  Loss of the  Company,
including  each item of  income,  gain,  loss,  deduction  and  credit  shall be allocated  with  respect to each  Fiscal  Year (or  portion  thereof)  among the member(s) in proportion to their membership interest percentages.

     Section 6.2  Distributions.  Distributions  may be made to the member(s) at such times as determined in the sole discretion of the Board of Managers,  or at such other times as the members by unanimous consent shall determine.

     Section  6.3  Distributions  in Kind.  Notwithstanding  the  provisions  of
Section 18-605 of the Act, a member may receive  distributions  from the Company in any form other than cash,  and may be compelled to accept a  distribution  of any asset in kind from the Company.

     Section  6.4  Withholding.  The  Company is  authorized  to  withhold  from distributions  to a member,  or with respect to allocations to a member,  and to pay over to a federal,  state or local  government,  any amounts  required to be withheld  pursuant to the Internal Revenue Service Code or any provisions of any other  federal,  state or local law. Any amounts so withheld shall be treated as having been  distributed to such member for all purposes of this Agreement,  and shall be offset against  current or future amounts  otherwise  distributable  to such member.

                                   ARTICLE VII

                             Assignment of Interests

     Section 7.1  Assignment of Interests.  A Member may assign and transfer all or any part of its Interest upon the written  consent of all other  members,  if any.  Provided  that a transfer is permitted in  accordance  with the  preceding sentence and the transferee agrees to be bound by the terms of this Agreement by executing a counterpart  hereto,  such transferee  shall be deemed admitted as a member  of  the  Company  to  the  extent  of  such  transferred  Interest,  and immediately  thereafter the transferor  shall be deemed withdrawn as a member of the Company to the extent of such transferred Interest.

                                  ARTICLE VIII

                                   Dissolution

     Section 8.1 Duration. The duration of the Company shall be perpetual.

     Section 8.2 Winding Up.  Subject to the  provisions  of the Act, the Member or, if  additional  member(s) are  admitted,  the  member(s)  (acting by written consent of all member(s)) shall have the right to wind up the Company's  affairs in  accordance  with  Section  18-803 of the Act (and shall  promptly do so upon dissolution of the Company) and shall also have the right to act as or appoint a liquidating trustee in connection therewith.

     Section 8.3 Distribution of Assets. Upon the winding up of the Company, the assets shall be distributed in the manner provided in Section 18-804 of the Act.

                                   ARTICLE IX

                         Exculpation and Indemnification

     Section  9.1  Exculpation.  Notwithstanding  any other  provisions  of this
Agreement,  whether  express  or  implied,  or  obligation  or duty at law or in equity, no member, or any officer,  director,  stockholder,  partner,  employee, representative  or agent of any of the  foregoing,  nor any  officer,  employee, representative,  Manager  or  agent  of the  Company  or  any of its  affiliates
(individually, a "Covered Person" and collectively, the "Covered Persons") shall be liable  to the  Company  or any  other  person  for any act or  omission  (in relation to the Company, this Agreement, any related document or any transaction or investment  contemplated hereby or thereby) taken or omitted in good faith by a Covered Person and in the reasonable belief that such act or omission is in or is not contrary to the best  interests of the Company and is within the scope of authority  granted to such Covered Person by the  Agreement,  provided that such act or omission does not constitute  fraud,  willful  misconduct,  bad faith, or gross negligence.

     Section 9.2  Indemnification.  To the fullest extent  permitted by law, the
Company shall  indemnify and hold harmless each Covered  Person from and against any and all losses, claims, demands,  liabilities,  expenses,  judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved,  or threatened to be involved, as a party or otherwise,  by reason of its  management  of the affairs of the Company or which relates to or arises out of the Company or its property,  business or affairs. A
Covered Person shall not be entitled to  indemnification  under this Section 9.2 with  respect  to any claim,  issue or matter in which it has  engaged in fraud, willful misconduct, bad faith or gross negligence.

                                    ARTICLE X

                                  Miscellaneous

     Section 10.1 Amendment to this Agreement.  Except as otherwise  provided in this  Agreement,  this  Agreement  may be  amended  by,  and only by, a  written instrument  executed by the Member or, if  additional  member(s)  are  admitted, unanimous consent of the member(s).

     Section  10.2  Successors;  Counterparts.  Subject  to Article  VIII,  this
Agreement  (i) shall be binding as to the  executors,  administrators,  estates, heirs,  assigns and legal  successors,  or nominees or  representatives,  of the
Member or, if additional  member(s) are admitted,  the member(s) and (ii) may be executed  in  several  counterparts  with  the  same  effect  as if the  parties executing the several counterparts had all executed one counterpart.

     Section 10.3 Governing Law; Severability.  This Agreement shall be governed by and  construed in accordance  with the laws of the State of Delaware  without giving effect to the principles of conflict of laws thereof. In particular, this
Agreement  shall be construed to the maximum extent  possible to comply with all the terms and conditions of the Act. If, nevertheless, it shall be determined by a court  of  competent  jurisdiction  that any  provisions  or  wording  of this
Agreement shall be invalid or  unenforceable  under the Act or other  applicable law,  such  invalidity  or  unenforceability  shall not  invalidate  the  entire
Agreement  and this  Agreement  shall be  construed  so as to limit  any term or provision  so as to make it  enforceable  or valid  within the  requirements  of applicable law, and, in the event such term or provisions  cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable terms or provisions.  If it shall be determined by a court of competent jurisdiction that any provisions  relating to the  distributions and allocations of the Company or to any  expenses  payable by the  Company  are  invalid or  unenforceable,  this
Agreement  shall be construed or interpreted so as (i) to make it enforceable or valid and (ii) to make the distributions  and allocations as closely  equivalent to those set forth in this Agreement as is permissible under applicable law.

     Section 10.4 Filings.  Cecilia Temple was an "authorized person" within the meaning of the Act for purposes of filing the original  Certificate of Formation of the Company with the State of Delaware on November 28,  2001.  Following  the
execution  and delivery of this  Agreement,  the Member shall be an  "authorized person" within the meaning of the Act, and shall prepare any documents  required to be filed and recorded under the Act, and the Member shall promptly cause each such document  required to be filed and recorded in accordance with the Act and, to the extent  required by local law, to be filed and recorded or notice thereof to be  published  in the  appropriate  place in each  jurisdiction  in which the
Company may  hereafter  establish  a place of  business.  The Member  shall also promptly cause to be filed, recorded and published such statements of fictitious
business  name  and  any  other  notices,  certificates,   statements  or  other
instruments required by any provision of any applicable law of the United States or any state or other  jurisdiction  which  governs the conduct of its  business from time to time.

     Section  10.5  Headings.  Section  and  other  headings  contained  in this
Agreement  are for  reference  purposes  only and are not  intended to describe, interpret,  define  or  limit  the  scope or  intent  of this  Agreement  or any provision hereof.

     Section 10.6 Further Assurances.  Each member agrees to perform all further acts and execute,  acknowledge  and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

     Section 10.7 Notices. All notices, requests and other communications to any member shall be in writing  (including  telecopier or similar writing) and shall be given to such member (and any other person  designated by such member) at its address or telecopier  number set forth in a schedule  filed with the records of the  Company  or such  other  address or  telecopier  number as such  member may hereafter specify for the purpose by notice. Each such notice,  request or other communication shall be effective (a) if given by telecopier, when transmitted to the number specified  pursuant to this Section and the appropriate  confirmation is  received,  (b) if given  by  mail,  72 hours  after  such  communication  is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other  means,  when  delivered  at the address  specified pursuant to this Section.

     Section 10.8 Books and Records;  Accounting.  The Member or, if  additional member(s)  are  admitted,  the  member(s)  shall keep or cause to be kept at the address of the Company (or at such other place as the member(s)  shall determine in their discretion) true and full books and records regarding the status of the business and financial condition of the Company.

     IN WITNESS WHEREOF,  the undersigned has duly executed this Agreement as of the date first above written.

                             THE CINCINNATI GAS & ELECTRIC COMPANY
                             As sole Member of CPI Allowance Management, LLC

                             By: ______________________
                             Gregory C. Ficke
                             President